Exhibit 99.1

ExOne Announces Strategic Partnership, Preliminary

Fourth Quarter 2020 Financial Results and 2021 Outlook

•	New strategic partnership with Rapidia results in a groundbreaking new office-friendly metal 3D printer and low-cost sintering furnace

•	Fourth quarter 2020 revenue and gross margin expected between $17.0 and $17.5 million, and between 21% and 22%, respectively

•	Total liquidity increased to approximately $60 million at December 31, 2020, providing runway for accelerated investment in growth initiatives

•	Anticipate year-over-year revenue growth for 2021 of 15% to 25%, driven by an expanded product portfolio and increased customer demand for binder jetting technologies

NORTH HUNTINGDON, Pa.—(BUSINESS WIRE)—The ExOne Company (Nasdaq: XONE), the global leader in industrial metal and sand 3D printers using binder jetting technology, today announced the launch of an all-new metal 3D printing system through a strategic partnership with Rapidia that enhances the Company’s portfolio and technical capabilities, as well as certain preliminary financial results for the fourth quarter of 2020 and full year 2021 guidance.

The new ExOne Metal Designlab™ printer and X1F advanced furnace, detailed in today’s simultaneous product announcement, are offered through an exclusive partnership with Rapidia, a Vancouver, Canada-based technology company founded by Dan Gelbart.

Under terms of the strategic partnership with Rapidia, ExOne has a right of first refusal for majority ownership of Rapidia, and Gelbart, a serial inventor and entrepreneur, will become a technology advisor to ExOne.

The ExOne Metal Designlab is an office-safe, extrusion-based system that 3D prints HydroFuse™, an innovative water-based paste containing metal or ceramic powders that delivers true Print Today, Parts Tomorrow™ technology. After printing, parts go directly into a furnace that allows overnight sintering.

Rapidia’s groundbreaking two-step technology for 3D printing water-bound metal parts, first revealed in 2019, allows users to skip long chemical or thermal debinding cycles that often take 3-5 days to deliver a final part on competing systems. What’s more, HydroFuse eliminates limits on the thickness of the parts that can be printed, which is a constraint of competing systems due to debinding requirements.

While ExOne’s traditional footprint of high-speed industrial binder jet printers, led by the premium S-Max® Pro and X1 160Pro™, will remain core to the Company’s focus, the ExOne Metal Designlab offers a new on-ramp for customers exploring metal 3D technology or interested in lower volumes for prototyping and end-use applications.

“The partnership we’re announcing today is part of a comprehensive strategy that provides ExOne with important building blocks for the future,” said John Hartner, ExOne CEO. “Aside from new metal-printing

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technology that is truly differentiated and valuable, we also gain an affordable and advanced sintering furnace that meets our customers’ needs across our metal binder jet lineup. While this is ExOne’s first 3D printing technology outside of binder jetting, it leverages our extensive experience in sintering bound metal and ceramics. The ongoing technical collaboration between our teams is strong and expected to result in new innovations.”

Additional details about the new ExOne Metal Designlab and X1F advanced furnace can be found in a presentation available on the Investor Relations section of the Company’s web site at www.investor.exone.com.

Preliminary Fourth Quarter 2020 Financial Results and 2021 Outlook

The Company expects fourth quarter 2020 revenue of $17.0 to $17.5 million, reflecting year-over-year growth of 10% to 12% for the full year 2020. Fourth quarter gross margin is expected in the range of 21% to 22%, as the operating landscape continues to present various challenges to ExOne’s business model, primarily due to COVID-19. For the full year, total liquidity nearly tripled year-over-year to $60 million at December 31, 2020.

Based on a refreshed and expanded product lineup, as well as increased investments in sales and marketing, ExOne expects revenue growth in the range of 15% to 25% for the full year 2021.

“We are pleased to have achieved top-line growth in excess of 20% in the second half of 2020, particularly with the backdrop of COVID-19 and considering the challenges that other additive manufacturing peers reported over the last year. This performance reflects the strength of our binder jetting solutions and the execution of our global team,” Hartner noted.

“We are excited about the opportunities ahead of us in 2021 as we continue to expand our product portfolio and deepen our engagement with industrial customers through the new ExOne Production Adoption Model,” Hartner added. “Given our enhanced liquidity position and current market conditions, we believe 2021 is the right time to accelerate investments in our technology and commercial infrastructure to optimize our future growth.”

The Company has not yet completed its financial and operating closing procedures for the fourth quarter and full year 2020, including but not limited to, review of various accounting estimates, completion and review of reconciliations, and various other year-end closing procedures. Additionally, the preliminary financial results above have not been subject to complete audit, review or other procedures by the Company’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the company reports its fourth quarter and full year 2020 results.

The Company plans to release its fourth quarter and full year 2020 financial results after the close of financial markets on Thursday, March 11th, 2021 and is planning to hold a conference call to review these financial results the following day on Friday, March 12th, 2021 at 8:30 a.m. ET.

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About ExOne

ExOne is the pioneer and global leader in binder jet 3D printing technology. Since 1995, we’ve been on a mission to deliver powerful 3D printers that solve the toughest problems and enable world-changing innovations. Our 3D printing systems quickly transform powder materials — including metals, ceramics, composites and sand — into precision parts, metalcasting molds and cores, and innovative tooling solutions. Industrial customers use our technology to save time and money, reduce waste, improve their manufacturing flexibility, and deliver designs and products that were once impossible. As home to the world’s leading team of binder jetting experts, ExOne also provides specialized 3D printing services, including on-demand production of mission-critical parts, as well as engineering and design consulting. Learn more about ExOne at www.exone.com or on Twitter at @ExOneCo. We invite you to join with us to #MakeMetalGreen™.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the severity and duration of world health events, including the recent COVID-19 outbreak and the related economic repercussions and operational challenges; the Company’s ability to consistently generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and to develop and introduce new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the impact of customer specific terms in machine sale agreements in determining the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency and COVID-19; the adequacy of sources of liquidity; the amount and sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities or ExOne Adoption Centers; the adequacy of ExOne’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; and other factors beyond our control, including the impact of COVID-19.

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These and other important factors, including those discussed under Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, and under Part II, Item 1A, “Risk Factors” and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q that could cause actual results to differ from these forward-looking statements.

Contacts

Investors:

Douglas Zemba

Chief Financial Officer

(724) 765-1331

douglas.zemba@exone.com

Monica Gould

Investor Relations/The Blueshirt Group

(212) 871-3927

Investor.relations@exone.com

Media:

Sarah Webster

Chief Marketing Officer

(724) 516-2336

sarah.webster@exone.com

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